UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 10, 2005
(Date of earliest event reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	1-08896 (Commission File No.)	75-2027937 (I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 (Address of Principal Executive Offices)	75225 (Zip Code)

(214) 874-2323
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Signature

Item 1.01. Entry into a Material Definitive Agreement

     On May 10, 2005, Capstead Mortgage Corporation (“Capstead” or the “Company”), entered into a master agreement with Crescent Real Estate Equities Company (NYSE:CEI) (“Crescent”) to form up to two partnerships that will invest in a leveraged portfolio of high quality junior liens (“mezzanine loans”) on commercial real estate over a four-year period.

     Capstead is responsible for funding $75.0 million, representing 75% of the $100.0 million of the capital commitment by Capstead and Crescent with respect to the first partnership. If the two parties mutually agree to fund a second partnership, then Capstead will again be responsible for funding $75.0 million of the $100.0 million of capital committed by Capstead and Crescent.

     Crescent will identify investment opportunities and manage the mezzanine portfolio for the investment partnerships and, in consideration for its management services, will receive a management fee and may earn a promoted return. Capstead has certain approval rights regarding individual investments made by the partnerships. Capstead and Crescent will form an advisory committee consisting of four members (two appointed by the Company and two appointed by Crescent) to address other major decisions with respect to the investment partnerships.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION
May 10, 2005	By:	/s/ PHILLIP A. REINSCH
Phillip A. Reinsch
Senior Vice President and Chief Financial Officer